NEWS RELEASE

Coeur Reports Fourth Quarter and Full-Year 2013 Results
Chicago, Illinois - February 20, 2014 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE, TSX: CDM) reported 2013 metal sales of $746.0 million, adjusted earnings1 of ($76.2) million, and cash flow from operating activities of $113.5 million ($149.8 million before changes in operating assets and liabilities). Capital expenditures declined 13% from 2012 to $100.8 million. All-in sustaining costs1 per silver equivalent ounce were $18.94. The Company realized average metal prices of $23.14 per silver ounce and $1,387 per gold ounce during 2013, which were 25% and 17% lower, respectively, than during 2012.
Fourth quarter metal sales totaled $168.8 million, adjusted earnings1 were ($25.1) million, and cash flow from operating activities was $10.4 million ($39.4 million before changes in operating assets and liabilities). Capital expenditures declined 14% compared to the third quarter to $28.1 million. All-in sustaining costs1 per silver equivalent ounce were $16.92, which was a 12% decline from the third quarter. The Company realized average metal prices of $20.54 per silver ounce and $1,249 per gold ounce during the fourth quarter of 2013, which were 2% and 6% lower, respectively, than during the third quarter.

2013 Fourth Quarter and Full-Year Highlights

•	Full-year 2013 silver production totaled 17.0 million ounces, a 6% decrease from 2012. Full-year gold production was a record 262,217 ounces, up 16% from 2012

•	Fourth quarter production totaled 4.3 million ounces of silver and 80,780 ounces of gold, increases of 3% and 27%, respectively, from the third quarter 2013

•	Full-year cash operating costs[1] were $9.84 per silver ounce and $950 per gold ounce at Kensington

•	Year-end silver proven and probable reserves increased 15.9% to 255.4 million ounces. Year-end gold proven and probable reserves increased 12.3% to 2.2 million ounces

•	Acquired Orko Silver Corp., adding the La Preciosa silver-gold project in Mexico to the Company's growth profile

•	Created Coeur Capital and acquired Global Royalty Corp. to add higher-margin cash flow from a growing portfolio of royalty and streaming interests

•	Repurchased $27.6 million in common stock

•	Implemented downside metal price protection program
2014 Outlook

•	Expected production of 17.0 - 18.2 million silver ounces and 220,000 - 238,000 gold ounces

•	Production costs applicable to sales are expected to total $500 - $530 million

•	Capital expenditures are expected to total $65 - $80 million, with approximately 80% allocated to sustaining capital, 5% to development capital, and 15% to capitalized exploration

•	Expensed exploration is expected to be $13 - $18 million, using a success-based approach to fund additional expensed or capitalized drilling based on positive results

•	General and administrative expenses are expected to be $43 - $48 million

•
Amortization expenses are expected to be approximately $150 million, which reflects a $773 million impairment charge recorded on the carrying values of Palmarejo and Kensington in the fourth quarter 2013

Mitchell J. Krebs, Coeur's President and Chief Executive Officer, said, "2013 was a year of transition for the mining industry and for Coeur. Our new team is beginning to execute more effectively and our results reflect these efforts. I’m especially proud to say our employees are delivering these results while achieving record safety performance. Our all-in sustaining costs1 dropped 12% to $16.92 per silver ounce in the fourth quarter. Three of our four mines are operating consistently and we expect our fourth mine - the Rochester mine in Nevada - to join them by delivering a strong 2014 after a weaker than planned fourth quarter.
"In August of 2013, we outlined our efforts to maximize net cash flow by targeting four key drivers - revenue enhancements, cost reductions, capital spending reductions, and working capital improvements. Our team has been successful in all four areas and our efforts are ongoing. We completed expansions at San Bartolomé and Rochester in

1. Adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP.

order to increase production levels and revenues. We successfully re-sequenced higher-grade stopes at Kensington to boost grades, which led to higher production levels and lower unit costs during the second half of 2013. We managed to reduce our 2013 operating costs by $27 million compared to plan and also reined in exploration spending by $6 million during the second half of last year. In similar fashion, we reduced our capital expenditures by 13% to $100.8 million in 2013, which was 24% lower than our original full-year guidance and we expect to further reduce capital spending levels during 2014 to below $80 million. We also managed to unlock $14.6 million in working capital by reducing supplies and materials inventory levels and an additional $26.4 million of cash by modifying certain bonding arrangements.
“During 2014, we are committed to achieving and sustaining operating consistency, identifying additional cost and process efficiencies to maximize margins, enhancing the quality and mix of our portfolio of assets, and maximizing the returns on every dollar of capital deployed for acquisitions, internal projects, exploration, and in every line item of our capital budget.”
Table 1: Financial Highlights (Unaudited)

(All amounts in millions, except per share amounts, average realized prices and gold ounces sold)	4Q 2013	3Q 2013	Quarter Variance	2013	2012	Year Variance
Sales of Metal	$168.8	$200.8	(16%)	$746.0	$895.5	(17%)
Production Costs	$100.2	$131.7	(24%)	$463.7	$456.8	2%
Adjusted Earnings (Loss) (1)	$(25.1)	$(23.4)	(7%)	$(76.2)	$122.1	(163%)
Adjusted Earnings (Loss) Per Share	$(0.25)	$(0.23)	(9%)	$(0.78)	$1.37	(157%)
Net Income (Loss)	$(581.5)	$(46.3)	(1,156%)	$(650.6)	$48.7	(1,436%)
Earnings Per Share	$(5.77)	$(0.46)	(1,154%)	$(6.65)	$0.54	(1,331%)
Cash Flow From Operating Activities	$10.4	$26.8	(61%)	$113.5	$271.6	(58%)
Capital Expenditures	$28.1	$32.7	(14%)	$100.8	$115.6	(13%)
Cash, Cash Equivalents & Short-Term Investments	$206.7	$211.4	(2%)	$206.7	$126.4	64%
Total Debt (net of debt discount)(1)	$308.6	$310.2	(1%)	$308.6	$59.4	420%
Weighted Average Shares	100.7	100.8	—%	97.9	89.4	10%
Average Realized Price Per Ounce - Silver	$20.54	$21.06	(2%)	$23.14	$30.92	(25%)
Average Realized Price Per Ounce - Gold	$1,249	$1,329	(6%)	$1,387	$1,665	(17%)
Silver Ounces Sold	4.0	4.9	(18%)	17.2	18.0	(4%)
Gold Ounces Sold	72,712	76,466	(5%)	264,493	213,185	24%

Liquidity
Cash, equivalents, and short-term investments totaled $206.7 million at December 31, 2013. Coeur also maintains a $100 million revolving credit facility, which remains undrawn. During January 2014, the Company amended certain financial covenants with its lender group to provide adequate flexibility given lower metals prices.
Financial Results
Coeur's non-U.S. GAAP metric of adjusted earnings1 were $(25.1) million, or $(0.25) per share, in the fourth quarter 2013, compared with $(23.4) million, or $(0.23) per share, in the third quarter 2013. Fourth quarter adjusted earnings1 exclude a $772.8 million impairment charge on the carrying values of Palmarejo and Kensington, an $18.9 million negative fair value adjustment, and a $194.9 million deferred tax benefit. The fourth quarter deferred tax benefit included $179.8 million related to the asset impairment charge and $81.9 million related to the Company's position to be permanently reinvested in Mexico. These deferred tax benefits were partially offset by an $80.3 million deferred tax expense related to the new Mexican tax legislation. Third quarter adjusted earnings1 excluded a positive fair value adjustment of $18.9 million. Fair value adjustments are primarily driven by changes to gold and silver prices, which change the estimated future liabilities for the Palmarejo gold production royalty and the Rochester 3.4% NSR royalty.
For the full year, adjusted earnings of $(76.2) million, or $(0.78) per share compares to $122.1 million or $1.37 per share in 2012. On a U.S. GAAP basis, the Company realized a net loss of $(581.5) million, or $(5.77) per share, in

1. Adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP.

the fourth quarter 2013 compared with net loss of $(46.3) million, or $(0.46) per share, in the third quarter 2013. Full-year 2013 net loss of $(650.6) million, or $(6.65) per share compares to net income of $48.7 million, or $0.54 per share in 2012.
Cash flow from operating activities was $10.4 million in the fourth quarter 2013 compared to $26.8 million in the third quarter 2013 due to a $29.0 million increase in operating assets and liabilities, including an $18.6 million increase in inventory and $3.5 million decrease in accounts payable and accrued expenses. Full-year cash flow from operating activities was $113.5 million in 2013 compared to $271.6 million in 2012. Before changes in operating assets and liabilities, full-year 2013 cash flow from operating activities of $149.8 million compares to $338.7 million in 2012.
Downside Price Protection
The Company extended its downside metal price exposure protection on 1.25 million ounces of expected quarterly silver production and 25,000 ounces of expected quarterly gold production through the third quarter 2014 by purchasing put options with strike prices of $18.00/oz of silver and $1,200/oz of gold. This hedging strategy is designed to mitigate the cash flow impact of a short-term drop in precious metal prices while maintaining significant upside exposure to metal prices.
Table 2: Operational Highlights: Production

(silver ounces in thousands)	4Q 2013		3Q 2013		Quarter Variance		FY 2013		FY 2012		Year Variance
	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	1,994	35,486	1,918	29,893	4%	19%	7,603	116,536	8,236	106,038	(8)%	10%
San Bartolomé	1,498	—	1,528	—	(2%)	n.a.	5,941	—	5,930	—	—%	n.a.
Rochester	712	7,890	595	4,824	20%	64%	2,799	30,860	2,801	38,066	—%	(19)%
Martha	—	—	—	—	n.a.	n.a.	—	—	323	257	(100)%	(100)%
Kensington	—	37,404	—	29,049	n.a.	29%	—	114,821	—	82,125	n.a.	40%
Endeavor	135	—	162	—	(17%)	n.a.	669	—	734	—	(9)%	n.a.
Total	4,339	80,780	4,203	63,766	3%	27%	17,012	262,217	18,024	226,486	(6)%	16%
Table 3: Operational Highlights: Cash Operating Costs Per Ounce1

	4Q 2013	3Q 2013	Quarter Variance	FY 2013	FY 2012	Year Variance
Palmarejo	$0.65	$2.79	(77%)	$2.23	$1.33	68%
San Bartolomé	13.11	12.80	2%	13.01	11.76	11%
Rochester	31.71	35.83	(11%)	23.27	9.62	142%
Martha	—	—	n.a.	—	49.77	(100)%
Endeavor	11.54	9.72	19%	12.08	17.27	(30)%
Total	$10.39	$11.38	(9%)	$9.84	$7.57	30%
Kensington	$747	$988	(24%)	$950	$1,358	(30)%

New Cost Measures
To provide greater cost transparency and to be consistent with industry disclosure standards to facilitate comparability with Coeur's peers, the Company now reports its costs applicable to sales1 per ounce and all-in sustaining costs1. The Company will convert the benefit from selling gold into silver equivalent ounces (silver to gold ratio of 60 to 1) for purposes of evaluating the operating performance of the Company. The Company's all-in sustaining costs1 are shown in Table 4 for 2013. Costs applicable to sales per silver equivalent ounce (per gold ounce for Kensington) are shown in Tables 5-8 and Table 10. The Appendix includes a reconciliation of all non-GAAP financial cost measures to U.S. GAAP.

1. Adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP.

Table 4: Operational Highlights: All-In Sustaining Costs Per Silver Equivalent Ounce1

(silver equivalent ounces in thousands)	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q2013
All-in sustaining costs[1]	$626,284	$141,668	$181,830	$182,558	$120,228
Silver equivalent ounces sold	33,060	8,374	9,462	9,032	6,192
All-in sustaining costs[1] per silver equivalent ounce	$18.94	$16.92	$19.22	$20.21	$19.42

Operations

Highlights of the fourth quarter and full-year 2013 results for each of the Company's mining operations are provided below. Silver equivalent ounces assume a silver to gold ratio of 60 to 1.

Table 5: Palmarejo, Mexico

(in millions of US$)	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Ore tons milled	2,322,660	595,803	583,365	570,322	573,170
Silver ounces sold (000's)	7,491	1,768	2,592	2,007	1,125
Gold ounces sold	112,270	31,360	38,385	28,025	14,500
Sales of metal	$324.0	$75.9	$104.5	$86.2	$57.4
Production costs	$188.6	$39.9	$66.8	$55.2	$26.7
Exploration expense	$7.2	$1.1	$0.9	$3.2	$2.0
Cash operating cost / oz1 (by-product)	$2.23	$0.65	$2.79	$3.25	$2.20
Costs applicable to sales[1] per silver equivalent ounce	$13.25	$11.58	$12.92	$15.15	$13.63
Cash flow from operating activities	$117.6	$16.6	$50.8	$37.2	$10.1
Sustaining capital expenditures	$19.7	$4.6	$7.1	$5.4	$2.6
Development capital expenditures	$14.0	$4.3	$3.2	$3.8	$2.7
Total capital expenditures	$33.7	$8.9	$10.3	$9.2	$5.3
Royalties paid to Franco Nevada	$57.0	$13.5	$12.6	$15.5	$15.4
Net cash flow	$21.9	$(6.9)	$26.7	$14.3	$(12.2)

•
Palmarejo produced 2.0 million ounces of silver and 35,487 ounces of gold at cash operating costs of $0.65 per silver ounce[1] for the fourth quarter. For the full year, Palmarejo produced 7.6 million ounces of silver and 116,536 ounces of gold at cash operating costs[1] of $2.23 per silver ounce.

•	Silver and gold ore grades improved substantially for the underground operations in the fourth quarter and remained consistent with the third quarter 2013 in the open pit operations.

•	Recovery rates decreased compared to the third quarter 2013; however, higher recoveries are expected in 2014 as a result of processing plant improvements expected to be completed in the first quarter.

•
Coeur continues to evaluate potential production increases to offset production previously planned from the Guadalupe underground deposit in 2014. The Company believes potential exists to define additional near-term, higher-margin production adjacent to the existing underground and open pit operations.

•
Cash flow from operating activities totaled $16.6 million in the fourth quarter, compared to $50.8 million in the third quarter 2013. The decrease was primarily due to fewer ounces sold as well as a $13.4 million increase in working capital. The third quarter cash flow from operating activities for Palmarejo benefited from a $11.2 million decrease in working capital.

•	Capital expenditures of $8.9 million were incurred at Palmarejo in the fourth quarter 2013, primarily for underground mine development.

1. Adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP.

Table 6: San Bartolomé, Bolivia

(in millions of US$)	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Ore tons milled	1,679,839	451,660	428,884	424,310	374,985
Silver ounces sold (000's)	6,079	1,485	1,334	2,151	1,109
Sales of metal	$141.7	$30.6	$28.8	$49.2	$33.1
Production costs	$86.8	$20.6	$17.7	$32.8	$15.7
Exploration expense	$0.1	$—	$—	$—	$0.1
Cash operating cost / oz1	$13.01	$13.11	$12.80	$12.89	$13.27
Costs applicable to sales[1] per silver equivalent ounce	$14.28	$13.91	$13.25	$15.26	$14.14
Cash flow from operating activities	$43.9	$8.9	$7.6	$32.8	$(5.4)
Sustaining capital expenditures	$6.2	$1.8	$3.0	$1.4	$—
Development capital expenditures	$5.0	$2.0	$1.2	$1.8	$—
Total capital expenditures	$11.2	$3.7	$4.2	$3.2	$—
Net cash flow	$32.2	$6.5	$2.1	$29.5	$(5.9)

•
San Bartolomé produced 1.5 million ounces of silver at cash operating costs[1] of $13.11 per silver ounce for the fourth quarter, which was comparable to the third quarter 2013, with higher throughput offsetting a decline in silver grade. For the full year, San Bartolomé produced 5.9 million ounces of silver at cash operating costs[1] of $13.01 per silver ounce.

•	Performance during the fourth quarter and 2013 remained consistent, as does the 2014 outlook for tons mined, ounces produced, and silver grade.

•	Cash flow from operating activities totaled $8.9 million in the fourth quarter, slightly higher than $7.6 million in the third quarter 2013.

•	Capital expenditures were $3.7 million during the fourth quarter 2013 primarily related to the tailings and process plant expansion projects.
Table 7: Kensington, Alaska

(in millions of US$)	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Ore tons milled	553,717	149,246	147,427	127,987	129,057
Gold ounces sold	117,500	35,029	31,542	24,439	26,490
Sales of metal	$148.8	$39.7	$38.9	$30.9	$39.3
Production costs	$104.5	$23.2	$27.5	$30.2	$23.6
Exploration expense	$4.3	$1.5	$1.5	$0.6	$0.7
Cash operating cost / oz1	$950	$747	$988	$1,115	$1,055
Costs applicable to sales[1] per gold ounce	$890	$667	$871	$1,234	$890
Cash flow from operating activities	$32.5	$11.3	$1.9	$7.6	$11.7
Sustaining capital expenditures	$21.3	$5.7	$4.9	$7.4	$3.3
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$21.3	$5.7	$4.9	$7.4	$3.3
Net cash flow	$8.4	$5.0	$(3.7)	$(0.3)	$7.4

•
Kensington produced 37,404 ounces of gold, an increase of 29% from the third quarter 2013 due to 30% higher average head grade. Cash operating costs[1] per gold ounce were $747, 24% below the third quarter 2013.

•	Full-year 2013 production rose 40% from 2012 to a record 114,821 gold ounces. Full-year 2013 cash operating costs[1] were $950 per ounce, a 30% decrease from 2012.

•	Increased mill throughput is expected to offset declines in grade in 2014, and is expected to lead to another year of strong production and cash flow at Kensington.

•	Cash flow from operating activities totaled $11.3 million in the fourth quarter, a significant increase compared

1. Adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP.

to the $1.9 million in the third quarter 2013 due to higher metal sales.

•	Capital expenditures of $5.7 million in the fourth quarter were spent primarily on underground capital development and reserve drilling.
Table 8: Rochester, Nevada

(in millions of US$)	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Ore tons placed	12,311,918	4,569,588	2,678,906	2,457,423	2,606,001
Silver ounces sold (000's)	2,929	621	741	851	715
Gold ounces sold	34,723	6,323	6,539	10,925	10,936
Sales of metal	$119.3	$20.6	$24.3	$34.9	$39.5
Production costs	$77.9	$15.4	$17.9	$23.1	$21.5
Exploration expense	$2.6	$1.0	$0.6	$0.5	$0.5
Cash operating cost / oz1 (by-product)	$23.27	$31.71	$35.83	$14.75	$13.54
Costs applicable to sales[1] per silver equivalent ounce	$15.54	$15.44	$15.76	$15.30	$15.68
Cash flow from operating activities	$(11.1)	$(9.7)	$(3.6)	$(3.4)	$5.6
Sustaining capital expenditures	$29.4	$7.2	$12.3	$6.6	$3.3
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$29.4	$7.2	$12.3	$6.6	$3.3
Royalties paid (credited)	$(1.5)	$(2.5)	$—	$—	$1.0
Net cash flow	$(40.5)	$(16.9)	$(15.9)	$(10.0)	$2.3

•	Rochester produced 712,235 ounces of silver and 7,890 ounces of gold in the fourth quarter, an increase of 20% and 64%, respectively, compared to the third quarter 2013.

•
Cash operating costs[1] per silver ounce were $31.71 in the fourth quarter, 13% lower than the third quarter 2013 but remain above planned levels due to lower than expected production following the placement of substantial tons of fresh ore under leach on the recently expanded Stage III leach pad. For the full year, cash operating costs[1] per silver ounce were $23.27.

•	Major capital projects at Rochester are now complete and are expected to drive further production growth and lower per unit costs in 2014.

•
Cash flow from operating activities of $(9.7) million in the fourth quarter 2013 is less than the $(3.6) million in the third quarter 2013 due to an increase in working capital of $13.0 million, including a $10.2 million increase in ore mined and placed under leach during the fourth quarter.

•	Capital expenditures were $7.2 million during the fourth quarter 2013, primarily for completion of the leach pad expansion.
La Preciosa, Mexico

•
Coeur is continuing work on a feasibility study and continues infill and development drilling. Upon completion of this work in mid-2014, the Company will evaluate the economics of the optimized project, assess the silver and gold market, and determine whether to proceed with construction.

•
Feasibility work to date indicates expected improved economics compared to those reflected in the preliminary economic assessment with the goal of making La Preciosa a project with solid returns, despite lower prices and higher expected taxes based on new Mexican mining tax legislation that took effect on January 1, 2014.

•
The Company spent $1.4 million during the fourth quarter 2013 and remains on budget to spend a total of $25 million for the feasibility work, including exploration activities, engineering and design, land purchases, and sustainability projects within the community.

Exploration
Costs associated with exploration activities for the fourth quarter 2013 were $5.4 million (expensed) for discovery of new silver and gold mineralization and $2.0 million (capitalized) for definition and expansion of discoveries, for a total of $7.4 million. Coeur's exploration program used nine drill rigs during the fourth quarter: four drills at Palmarejo,

1. Adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP.

four at Kensington, and one at Rochester. This work resulted in completion of over 120,646 feet (36,773 meters) of combined core and reverse circulation drilling.
For 2013, total exploration expenditures were $34.0 million, well below original guidance of $40 million for the full year. Total exploration expenditures for 2014 are expected to be $23 - $28 million, including approximately $10 million in capitalized drilling, with a focus on resource conversion. The Company plans to use a success-based approach to evaluate exploration needs on an ongoing basis during 2014.
2014 Production Outlook
Coeur's 2014 silver and gold production guidance remains unchanged as shown in Table 5 below, and compares to 2013 silver production of 17.0 million ounces and gold production of 262,217 ounces.

Table 9: 2014 Production Outlook

(silver ounces in thousands)	Country	Silver	Gold
Palmarejo	Mexico	6,700 - 7,200	87,000 - 95,000
San Bartolomé	Bolivia	5,700 - 6,000	—
Rochester	Nevada, USA	4,100 - 4,400	28,000 - 31,000
Kensington	Alaska, USA	—	105,000 - 112,000
Endeavor	Australia	500 - 600	—
Total		17,000-18,200	220,000-238,000

Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's fourth quarter and full-year 2013 results on February 20, 2014 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (877) 768-0708 (U.S. and Canada)
(660) 422-4718 (International)
Conference ID:        338 94 552

A replay of the call will be available on Coeur's website through March 6, 2014.
Replay Numbers:    (855) 859-2056 (U.S. and Canada)
(404) 537-3406 (International)

Conference ID:        338 94 552

About Coeur
Coeur Mining is the largest U.S.-based primary silver producer and a significant gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow in continued robust metals markets. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to net smelter royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, and the Zaruma mine in Ecuador. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in eight silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, expenses, capital and exploration expenditures, exploration and development efforts, expectations regarding the La Preciosa silver-gold project, recovery rates and initiatives to minimize exposure to declining metal prices, enhance revenues, reduce costs and capital expenditures, improve working capital, further achieve and sustain operating excellence, identify cost and process efficiencies to maximize margins, enhance the quality of our portfolio, and maximize returns. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may

1. Adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP.

cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.
Cautionary Note to U.S. Investors
The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as "measured," "indicated," "inferred” and “resources," that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted earnings, all-in sustaining costs, costs applicable to sales, and cash operating costs are important measures in assessing the Company's overall financial performance.
For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819

Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com

Table 10:
Operating Statistics from Continuing Operations

	2013	2012	2011
PRIMARY SILVER OPERATIONS:
Palmarejo
Ore tons milled	2,322,660	2,114,366	1,723,056
Ore grade silver (oz./ton)	4.21	4.70	6.87
Ore grade gold (oz./ton)	0.06	0.05	0.08
Recovery/Ag oz. (%)	77.7	83.0	76.4
Recovery/Au oz. (%)	84.2	94.4	92.2
Silver produced (oz.)	7,603,144	8,236,013	9,041,488
Gold produced (oz.)	116,536	106,038	125,071
Cash operating costs/oz	$2.23	$1.33	$(0.97)
Costs applicable to sales silver equivalent oz	$13.25	$13.19	$11.21
San Bartolomé
Ore tons milled	1,679,839	1,477,271	1,567,269
Ore grade silver (oz./ton)	3.93	4.49	5.38
Recovery/Ag oz. (%)	90.0	89.5	88.9
Silver produced (oz.)	5,940,538	5,930,394	7,501,367
Cash operating costs/oz	$13.01	$11.76	$9.10
Costs applicable to sales silver equivalent oz	$14.28	$12.40	$10.57
Rochester
Ore tons crushed	10,693,654	11,710,795	2,028,889
Ore grade silver (oz./ton)	0.55	0.55	0.473
Ore grade gold (oz./ton)	0.0027	0.0047	0.0047
Silver produced (oz.)	2,798,937	2,801,405	1,392,433
Gold produced (oz.)	30,860	38,066	6,276
Cash operating costs/oz	23.27	9.62	22.97
Costs applicable to sales silver equivalent oz	$15.54	$16.13	$16.32

	2013	2012	2011
Martha
Ore tons milled	—	100,548	101,167
Ore grade silver (oz./ton)	—	4.01	6.29
Ore grade gold (oz./ton)	—	0.0035	0.0082
Recovery/Ag oz. (%)	—	80.3	83.2
Recovery/Au oz. (%)	—	72.2	74.0
Silver produced (oz.)	—	323,386	529,602
Gold produced (oz.)	—	257	615
Cash operating costs/oz	$—	$49.77	$32.79
Costs applicable to sales silver equivalent oz	$—	$33.60	$31.02
Total production costs/oz.	$—	$55.03	$36.19
Endeavor
Ore tons milled	791,116	791,209	743,936
Ore grade silver (oz./ton)	1.85	2.26	1.83
Recovery/Ag oz. (%)	45.6	41.0	45.0
Silver produced (oz.)	668,574	734,008	613,361
Cash operating costs/oz	$12.08	$17.27	$18.87
Costs applicable to sales silver equivalent oz	$8.44	$12.21	$14.14
GOLD OPERATIONS:
Kensington
Ore tons milled	553,717	394,780	415,340
Ore grade gold (oz./ton)	0.21	0.22	0.23
Recovery/Au oz. (%)	96.6	95.6	92.7
Gold produced (oz.)	114,821	82,125	88,420
Cash operating costs/oz	$950	$1,358	$1,088
Costs applicable to sales/oz	$890	$1,214	$954
CONSOLIDATED PRODUCTION TOTALS
Silver ounces produced	17,011,193	18,025,206	19,078,251
Gold ounces produced	262,217	226,486	220,382
Cash operating costs/oz - silver	$9.84	$7.57	$6.31
Costs applicable to sales silver equivalent oz	$13.81	$13.89	$11.78
CONSOLIDATED SALES TOTALS
Silver ounces sold	17,188,539	17,965,383	19,057,503
Gold ounces sold	264,493	213,185	238,551
Average realized price per silver ounce	$23.14	$30.92	$35.15
Average realized price per gold ounce	$1,387	$1,665	$1,558

Table 11:
Coeur Mining, Inc. and Subsidiaries
Consolidated Statements of Operations

	Years Ended December 31,
	2013	2012	2011
	(In thousands, except share data)
Sales of metal	$745,994	$895,492	$1,021,200
Production costs applicable to sales	(463,663)	(454,562)	(419,547)
Amortization	(232,879)	(218,857)	(224,500)
Gross profit	49,452	222,073	377,153
COSTS AND EXPENSES
General and administrative	55,343	32,977	31,379
Exploration	22,360	26,270	19,128
Litigation settlement	32,046	—	—
Write-downs	772,993	5,825	—
Pre-development, care, maintenance and other	11,869	1,261	19,441
Total costs and expenses	894,611	66,333	69,948
OPERATING INCOME (LOSS)	(845,159)	155,740	307,205
OTHER INCOME (EXPENSE), NET
Loss on debt extinguishments	—	(1,036)	(5,526)
Fair value adjustments, net	82,768	(23,487)	(52,050)
Impairment of marketable securities	(18,308)	(605)	—
Interest income and other, net	13,323	15,041	(6,610)
Interest expense, net of capitalized interest	(41,303)	(26,169)	(34,774)
Total other income (expense), net	36,480	(36,256)	(98,960)
Income (loss) before income taxes	(808,679)	119,484	208,245
Income tax (provision) benefit	158,116	(70,807)	(114,746)
NET INCOME (LOSS)	$(650,563)	$48,677	$93,499
NET INCOME (LOSS) PER SHARE
Basic	(6.65)	0.54	1.05

Diluted	$(6.65)	$0.54	$1.04

Table 12:
Coeur Mining, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years ended December 31,
	2013	2012	2011
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(650,563)	$48,677	$93,499
Add (deduct) non-cash items
Amortization	232,879	218,857	224,500
Accretion of debt discount and other costs	2,548	3,431	4,041
Accretion of royalty obligations	14,947	18,294	21,550
Deferred income taxes	(177,178)	16,163	51,792
Loss on debt extinguishment	—	1,036	5,526
Fair value adjustments, net	(80,399)	18,421	46,450
(Gain) loss on foreign currency transactions	(880)	(1,381)	380
Litigation settlement	22,046	—	—
Stock-based compensation	4,812	8,010	8,122
(Gain) loss on sale of assets	(9,801)	1,101	(1,145)
Impairment of marketable securities	18,308	605	—
Write-downs	772,993	5,825	—
Other	136	(326)	(335)
Changes in operating assets and liabilities:
Receivables and other current assets	663	9,756	(21,950)
Prepaid expenses and other	(15,165)	2,489	(8,839)
Inventories	4,031	(48,305)	(30,408)
Accounts payable and accrued liabilities	(25,911)	(31,019)	22,990
CASH PROVIDED BY OPERATING ACTIVITIES	113,466	271,634	416,173
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(100,813)	(115,641)	(119,988)
Acquisitions	(116,898)	(29,297)	—
Purchase of short-term investments and marketable securities	(8,052)	(12,959)	(49,501)
Proceeds from sales of short-term investments and marketable securities	34,796	21,695	6,246
Other	4,478	3,087	2,282
CASH USED IN INVESTING ACTIVITIES	(186,489)	(133,115)	(160,961)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes and bank borrowings	300,000	—	27,500
Payments on long-term debt, capital leases, and associated costs	(60,628)	(97,170)	(85,519)
Gold production royalty payments	(57,034)	(74,734)	(73,191)
Gold lease facility payments	—	—	(13,800)
Changes in Kensington Term Facility restricted assets	—	4,645	(1,326)
Share repurchases	(27,552)	(19,971)	—
Other	(514)	(861)	18
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	154,272	(188,091)	(146,318)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	81,249	(49,572)	108,894
Cash and cash equivalents at beginning of period	125,440	175,012	66,118
Cash and cash equivalents at end of period	$206,689	$125,440	$175,012

Table 13:
Coeur Mining, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
ASSETS	(In thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$206,690	$125,440
Investments	—	999
Receivables	81,074	62,438
Ore on leach pads	50,495	22,991
Metal and other inventory	132,023	170,670
Deferred tax assets	35,008	2,458
Restricted assets	—	—
Prepaid expenses and other	25,940	21,186
	531,230	406,182
NON-CURRENT ASSETS
Property, plant and equipment, net	486,273	683,860
Mining properties, net	1,751,501	1,991,951
Ore on leach pads	31,528	21,356
Restricted assets	7,014	24,970
Marketable securities	14,521	27,065
Receivables	36,574	48,767
Debt issuance costs, net	10,812	3,713
Deferred tax assets	1,189	955
Other	15,336	12,582
TOTAL ASSETS	$2,885,978	$3,221,401
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$53,847	$57,482
Accrued liabilities and other	6,843	10,002
Accrued income taxes	3,119	27,108
Accrued payroll and related benefits	18,329	21,306
Accrued interest payable	9,975	478
Debt and capital leases	2,505	55,983
Royalty obligations	48,019	65,104
Reclamation and mine closure	913	668
Deferred tax liabilities	1,011	121
	144,561	238,252
NON-CURRENT LIABILITIES
Debt and capital leases	306,130	3,460
Royalty obligations	65,142	141,879
Reclamation and mine closure	57,515	34,670
Deferred tax liabilities	556,246	577,488
Other long-term liabilities	25,815	27,372
	1,010,848	784,869
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 102,843,003 at December 31, 2013 and 90,342,338 at December 31, 2012	1,028	903
Additional paid-in capital	2,781,164	2,601,254
Accumulated deficit	(1,046,718)	(396,156)
Accumulated other comprehensive loss	(4,905)	(7,721)
	1,730,569	2,198,280
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,885,978	$3,221,401

Table 14:
Adjusted Earnings Reconciliation

(in thousands)	4Q 2013	3Q 2013	Quarter Variance	FY 2013	FY 2012	Year Variance
Net income (loss)	$(581,528)	$(46,265)	1,157%	$(650,563)	$48,677	(1,436)%
Share based compensation	1,672	373	348%	4,812	8,010	(40)%
Deferred income tax provision	(194,857)	(1,869)	10,326%	(177,178)	16,163	(1,196)%
Accretion of royalty obligation	4,248	2,889	47%	14,947	18,294	(18)%
Fair value adjustments, net	(18,863)	20,646	(191)%	(82,768)	23,487	(452)%
Litigation settlement	—	—	n.a.	32,046	—	n.a.
Other than temporary impairment of marketable securities	211	870	(76)%	18,308	605	n.a.
Loss on impairment	772,788	—	n.a.	772,993	5,825	13,170%
Gain on sale of building	(1,200)	—	n.a.	(1,200)	—	n.a.
Gain on commutation of reclamation bonding arrangements	(7,609)	—	n.a.	(7,609)	—	n.a.
Loss on debt extinguishments	—	—	n.a.	—	1,036	(100)%
Adjusted Earnings	$(25,138)	$(23,356)	8%	$(76,212)	$122,097	(162)%

Table 15:
Results of Operations by Mine - Palmarejo

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Underground Operations:
Tons mined	791,792	237,384	219,909	183,267	151,232	139,925
Average silver grade (oz/t)	4.98	6.00	4.73	4.59	4.22	4.70
Average gold grade (oz/t)	0.11	0.14	0.11	0.11	0.09	0.08
Surface Operations:
Tons mined	1,499,281	361,493	385,379	363,758	388,651	465,498
Average silver grade (oz/t)	3.83	3.49	3.49	4.95	3.45	2.62
Average gold grade (oz/t)	0.03	0.03	0.03	0.04	0.03	0.02
Processing:
Total tons milled	2,322,660	595,803	583,365	570,322	573,170	563,123
Average recovery rate – Ag	77.7%	74.5%	81.8%	76.5%	78.8%	84.2%
Average recovery rate – Au	84.2%	80.6%	87.6%	81.2%	90.1%	91.4%
Silver production - oz (000's)	7,603	1,994	1,918	2,045	1,646	1,554
Gold production - oz	116,536	35,487	29,893	28,191	22,965	19,998
Cash operating costs/Ag Oz	$2.23	$0.23	$2.79	$3.25	$2.20	$7.55

Table 16:
Results of Operations by Mine - San Bartolomé

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Tons milled	1,679,839	451,660	428,884	424,310	374,985	363,813
Average silver grade (oz/t)	3.93	3.79	3.89	3.98	4.09	4.20
Average recovery rate	90.0%	87.6%	91.5%	90.3%	90.6%	88%
Silver production (000's)	5,941	1,499	1,528	1,523	1,391	1,343
Cash operating costs/Ag Oz	$13.01	$13.11	$12.80	$12.89	$13.27	$13.97

Table 17:
Results of Operations by Mine - Kensington

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Tons milled	553,717	149,246	147,427	127,987	129,057	129,622
Average gold grade (oz/t)	0.21	0.26	0.20	0.18	0.20	0.23
Average recovery rate	96.6%	96.0%	96.5%	98.2%	96.2%	96.9%
Gold production	114,821	37,404	29,049	23,162	25,206	28,717
Cash operating costs/Au Oz	$950	$746	$988	$1,115	$1,055	$1,065

Table 18:
Results of Operations by Mine - Rochester

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Tons placed	12,311,918	4,569,588	2,678,906	2,457,423	2,606,001	2,286,233
Average silver grade (oz/t)	0.55	0.57	0.53	0.58	0.51	0.51
Average gold grade (oz/t)	0.003	0.002	0.003	0.003	0.003	0.005
Silver production (000's)	2,799	712	595	844	648	828
Gold production	30,860	7,890	4,824	9,404	8,742	12,055
Cash operating costs/Ag Oz	$23.27	$31.23	$35.83	$14.75	$13.54	$2.17

Table 19:
Results of Operations by Mine - Endeavor

in millions of US$	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Sales of metal	$12.9	$5.1	$4.3	$3.5	$3.0	$2.8
Production costs	$5.8	$2.2	$1.9	$1.7	$1.3	$1.6
Operating income	$(0.2)	$(2.3)	$1.5	$0.6	$0.8	$0.8
Cash flow from operating activities	$5.3	$1.3	$1.2	$1.2	$1.6	$1.6
Capital expenditures	$—	$—	$—	$—	$—	$—
Gross profit	$3.3	$1.2	$1.5	$0.6	$0.8	$0.8
Gross margin	25.6%	23.5%	35.6%	17.1%	26.7%	28.6%

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Silver Production (000's)	669	136	162	221	150	106
Cash operating costs/Ag Oz	$12.08	$11.54	$9.72	$10.62	$17.30	$19.92

Table 20:
Reconciliation of Non-U.S. GAAP Cash Operating Costs to U.S. GAAP Production Costs
Three months ended December 31, 2013 (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$1,300	$19,647	$27,947	$22,584	$—	$1,562	$73,040
Royalties	—	1,127	—	(2,986)	—	—	(1,859)
Total cash costs (Non-U.S. GAAP)	$1,300	$20,774	$27,947	$19,598	$—	$1,562	$71,181
Add/Subtract:							$—
Third party smelting costs	—	—	(3,363)	—	—	(608)	(3,971)
By-product credit	45,192	—	—	10,046	—	—	55,238
Other adjustments	(130)	236	—	—	—	—	106
Change in inventory	(6,566)	(347)	(1,212)	(13,508)	—	(14)	(21,647)
Amortization	36,064	4,960	18,379	3,206	—	801	63,410
Production costs applicable to sales, including amortization (U.S. GAAP)	$75,860	$25,623	$41,751	$19,342	$—	$1,741	$164,317
Production of silver (ounces)	1,993,929	1,498,142	—	712,235	—	135,303	4,339,609
Cash operating cost per silver ounce	$0.65	$13.11	$—	$31.71	$—	$11.54	$10.39
Production of gold (ounces)	—	—	37,404	—	—	—	37,404
Cash operating cost per gold ounce	$—	$—	$747	$—	$—	$—	$747

Table 21:
Reconciliation of Non-U.S. GAAP Cash Operating Costs to U.S. GAAP Production Costs
Three months ended December 31, 2012 (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$11,732	$18,765	$30,588	$1,795	$(16)	$2,104	$64,968
Royalties	—	1,712	—	1,528	—	—	3,240
Total cash costs (Non-U.S. GAAP)	$11,732	$20,477	$30,588	$3,323	$(16)	$2,104	$68,208
Add/Subtract:							$—
Third party smelting costs	—	—	(3,865)	—	16	(805)	(4,654)
By-product credit	34,314	—	—	20,682	—	—	54,996
Other adjustments	317	(387)	—	(1,755)	—	—	(1,825)
Change in inventory	(5,955)	(4,980)	288	(265)	407	253	(10,252)
Amortization	32,058	4,258	13,809	2,302	(702)	457	52,182
Production costs applicable to sales, including amortization (U.S. GAAP)	$72,466	$19,368	$40,820	$24,287	$(295)	$2,009	$158,655
Production of silver (ounces)	1,554,606	1,343,035	—	828,013	—	105,615	3,831,269
Cash operating cost per silver ounce	$7.55	$13.97	$—	$2.17	$—	$19.92	$8.97
Production of gold (ounces)	—	—	28,718	—	—	—	28,718
Cash operating cost per gold ounce	$—	$—	$1,065	$—	$—	$—	$1,065

Table 22:
Reconciliation of Non-U.S. GAAP Cash Operating Costs to U.S. GAAP Production Costs
Year Ended December 31, 2013 (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Endeavor	Total
Total Cash Operating Costs (Non-U.S. GAAP)	$16,919	$77,308	$109,055	$65,132	$8,077	$276,491
Royalties	—	5,314	—	(1,459)	—	3,855
Total Cash Costs (Non-U.S. GAAP)	$16,919	$82,622	$109,055	$63,673	$8,077	$280,346
Add/Subtract:
Third party smelting costs	—	—	(11,786)		(2,637)	(14,423)
By-product credit	162,046	—	—	44,131	—	206,177
Other adjustments	1,084	1,172	—	—	—	2,256
Change in inventory	8,524	3,035	7,306	(29,934)	376	(10,693)
Amortization	134,184	19,565	63,216	10,570	3,740	231,275
Production costs applicable to sales, including amortization (U.S. GAAP)	$322,757	$106,394	$167,791	$88,440	$9,556	$694,938
Silver ounces produced	7,603,144	5,940,538	—	2,798,937	668,574	17,011,193
Cash operating cost per silver ounce	$2.23	$13.01	$—	$23.27	$12.08	$9.84
Gold ounces produced	—	—	114,821	—	—	114,821
Cash operating cost per gold ounce	$—	$—	$950	$—	$—	$950

Table 23:
Reconciliation of Non-U.S. GAAP Cash Operating Costs to U.S. GAAP Production Costs
Year Ended December 31, 2012 (Unaudited)

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total Cash Operating Cost (Non-U.S. GAAP)	$10,958	$69,771	$111,499	$26,959	$16,094	$12,675	$247,956
Royalties	—	7,084	—	3,487	306	—	10,877
Total Cash Costs (Non-U.S. GAAP)	$10,958	$76,855	$111,499	$30,446	$16,400	$12,675	$258,833
Add/Subtract:
Third party smelting costs	—	—	(10,910)	—	(3,943)	(3,648)	(18,501)
By-product credit	176,237	—	—	63,440	422	—	240,099
Other adjustments	1,108	256	17	(1,355)	882	—	908
Change in inventory	9,175	(5,683)	(13,517)	(20,470)	3,922	(204)	(26,777)
Amortization	146,557	16,707	41,645	8,065	515	4,591	218,080
Production costs applicable to sales, including amortization (U.S. GAAP)	$344,035	$88,135	$128,734	$80,126	$18,198	$13,414	$672,642
Silver ounces produced	8,236,013	5,930,394	—	2,801,405	323,386	734,008	18,025,206
Cash operating cost per silver ounce	$1.33	$11.76	$—	$9.62	$49.77	$17.27	$7.57
Gold ounces produced	—	—	82,125	—	—	—	82,125
Cash operating cost per gold ounce	$—	$—	$1,358	$—	$—	$—	$1,358

Table 24:
Co-Product Cash Cost Per Ounce for Years Ended December 31, 2013 and 2012 (Unaudited)

	2013		2012
	Palmarejo	Rochester	Palmarejo	Rochester
Total cash operating costs (in thousands)	$178,965	$109,263	$187,195	$90,400

Silver revenue	53%	58%	59%	59%
Gold revenue	47%	42%	41%	41%

Silver ounces produced	7,603,144	2,798,937	8,236,013	2,801,405
Gold ounces produced	116,536	30,860	103,068	38,066

Silver cash operating costs per ounce	$12.38	$22.68	$13.45	$19.20
Gold cash operating costs per ounce	$728	$1,483	$742	$962

Table 25:
Reconciliation of Non-U.S. GAAP All-in Sustaining Costs to Production Costs Applicable to Sales
for Year Ended December 31, 2013 (Unaudited)

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Production costs applicable to sales, including amortization (U.S. GAAP)	$696,542	$164,143	$192,602	$200,577	$139,220
Amortization	(232,879)	(63,916)	(60,874)	(57,653)	(50,436)
Production costs applicable to sales	$463,663	$100,227	$131,728	$142,924	$88,784
Treatment and refining costs	10,462	2,815	2,590	2,412	2,645
General & administrative	55,344	13,851	16,240	15,026	10,227
Exploration	22,360	5,440	3,305	6,774	6,841
Reclamation	3,746	938	968	936	904
Project & pre-development	11,869	2,456	3,955	973	4,485
Sustaining capital	58,840	15,941	23,044	13,513	6,342
Total	626,284	141,668	181,830	182,558	120,228
Silver equivalent ounces sold	33,060	8,374	9,462	9,032	6,192
All-in sustaining costs[1] per silver equivalent ounce (non-U.S. GAAP)	$18.94	$16.92	$19.22	$20.21	$19.42

Table 26:
Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Year Ended December 31, 2013 (Unaudited)

	Silver					Gold
	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$322,814	$106,392	$88,440	$9,573	$527,219	$167,791	$695,010
Amortization	(134,240)	(19,565)	(10,571)	(3,755)	(168,131)	(63,216)	(231,347)
Production costs applicable to sales	$188,574	$86,827	$77,869	$5,818	$359,088	$104,575	$463,663
Silver equivalent ounces sold	14,227,657	6,079,156	5,012,198	689,112	26,008,123
Gold ounces sold						117,500
Costs applicable to sales per silver equivalent ounce	$13.25	$14.28	$15.54	$8.44	$13.81	$890

Table 27:
Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Year Ended December 31, 2012 (Unaudited)

	Silver						Gold
	Palmarejo	San Bartolomé	Rochester	Endeavor	Martha	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$344,073	$88,137	$80,085	$13,456	$18,198	$543,949	$128,734	$672,683
Amortization	(146,557)	(16,707)	(8,065)	(4,632)	(515)	(176,476)	(41,645)	(218,121)
Costs applicable to sales	$197,516	$71,430	$72,020	$8,824	$17,683	$367,473	$87,089	$454,562
Silver equivalent ounces sold	14,979,058	5,760,840	4,465,060	722,611	526,320	26,453,889
Gold ounces sold							71,709
Costs applicable to sales per silver equivalent ounce	$13.19	$12.40	$16.13	$12.21	$33.60	$13.89	$1,214

Table 28:
Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Year Ended December 31, 2011 (Unaudited)

	Silver						Gold
	Palmarejo	San Bartolomé	Rochester	Endeavor	Martha	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$345,432	$102,087	$30,655	$11,782	$16,067	$506,023	$137,511	$643,534
Amortization	(159,231)	(22,408)	(2,807)	(3,148)	(554)	(188,148)	(35,839)	(223,987)
Costs applicable to sales	$186,201	$79,679	$27,848	$8,634	$15,513	$317,875	$101,672	$419,547
Silver equivalent ounces sold	16,616,772	7,541,259	1,706,566	610,765	500,162	26,975,524
Gold ounces sold							106,583
Costs applicable to sales per silver equivalent ounce	$11.21	$10.57	$16.32	$14.14	$31.02	$11.78	$954

Table 29:
Reconciliation of Non-U.S. GAAP Costs Applicable to Sales - Palmarejo
for Year Ended December 31, 2013 (Unaudited)

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Costs applicable to sales, including amortization (U.S. GAAP)	$322,814	$78,358	$96,875	$91,431	$56,150
Amortization	(134,240)	(36,079)	(33,654)	(35,557)	(28,950)
Production costs applicable to sales	$188,574	$42,279	$63,221	$55,874	$27,200
Silver equivalent ounces sold	14,228	3,650	4,895	3,688	1,995
Costs applicable to sales per silver equivalent ounce	$13.25	$11.58	$12.92	$15.15	$13.63

Table 30:
Reconciliation of Non-U.S. GAAP Costs Applicable to Sales - San Bartolomé
for Year Ended December 31, 2013 (Unaudited)

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Costs applicable to sales, including amortization (U.S. GAAP)	$106,392	$25,621	$22,582	$37,757	$20,432
Amortization	(19,565)	(4,960)	(4,909)	(4,941)	(4,755)
Production costs applicable to sales	$86,827	$20,661	$17,673	$32,816	$15,677
Silver equivalent ounces sold	6,079	1,485	1,334	2,151	1,109
Costs applicable to sales per silver equivalent ounce	$14.28	$13.91	$13.25	$15.26	$14.14

Table 31:
Reconciliation of Non-U.S. GAAP Costs Applicable to Sales - Rochester
for Year Ended December 31, 2013 (Unaudited)

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Costs applicable to sales, including amortization (U.S. GAAP)	$88,440	$18,657	$20,721	$25,379	$23,683
Amortization	(10,571)	(3,206)	(2,860)	(2,324)	(2,181)
Production costs applicable to sales	$77,869	$15,451	$17,861	$23,055	$21,502
Silver equivalent ounces sold	5,012	1,001	1,133	1,507	1,371
Costs applicable to sales per silver equivalent ounce	$15.54	$15.44	$15.76	$15.30	$15.68

Table 32:
Reconciliation of Non-U.S. GAAP Costs Applicable to Sales - Kensington
for Year Ended December 31, 2013 (Unaudited)

	FY 2013	4Q 2013	3Q 2013	2Q 2013	1Q 2013
Costs applicable to sales, including amortization (U.S. GAAP)	$167,791	$41,751	$45,675	$43,415	$36,950
Amortization	(63,216)	(18,379)	(18,190)	(13,261)	(13,386)
Production costs applicable to sales	$104,575	$23,372	$27,485	$30,154	$23,564
Gold ounces sold	117,500	35,029	31,542	24,439	26,490
Costs applicable to sales per gold ounce	$890	$667	$871	$1,234	$890